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Exhibit 10.21

SECOND AMENDMENT TO
LOAN AND SECURITY AGREEMENT

        This Second Amendment to Loan and Security Agreement is entered into as of June 15, 2007 (this "Amendment"), by and between COMERICA BANK ("Bank") and BLADELOGIC, INC., a Delaware corporation ("Borrower").

RECITALS

        Borrower and Bank are parties to that certain Loan and Security Agreement dated as of July 22, 2004, as amended from time to time, including by the First Amendment to Loan and Security Agreement dated as of April 26, 2006 (the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

        NOW, THEREFORE, the parties agree as follows:

        1.     Section 1.1 of the Agreement is hereby amended by revising the following defined terms to read as follows:

    "Revolving Maturity Date" means June 30, 2008.

        2.     Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

        3.     Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment (except for those representations and warranties expressly referring to another date, which representations and warranties shall be true and correct in all material respects as of such date), and that no Event of Default has occurred and is continuing.

        4.     This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

        5.     The Schedule is amended by replacing the information set forth on the Schedules relating to Sections 5.7, 5.16 and 7.10 with the information on the Schedule of Supplemental Exceptions attached to this Amendment and the definition of Schedule as set forth in the Agreement is amended to include the Schedule of Supplemental Exceptions.

        6.     As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

          (a)   this Amendment, duly executed by Borrower;

          (b)   payment of all Bank Expenses incurred through the date of this Amendment; provided that the Bank Expenses relating to the negotiation and documentation of this Amendment shall not exceed $5,000; and

          (c)   such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

          (d)   IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BLADELOGIC, INC.
By:	/s/ JOHN J. GAVIN, JR. Title: Chief Financial Officer
COMERICA BANK
By:	/s/ JAMES DEMOY Title: Vice President

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SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
RECITALS